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                                                                    EXHIBIT 10.7

                                  GROUND LEASE

STATE OF ARKANSAS )
                  )   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF PULASKI )

     This Lease (hereinafter referred to as "Lease" or "Agreement") made and entered into on this 1st day of February, 2001, by and between CONSERVATIVE DEVELOPMENT COMPANY d/b/a LAKEWOOD VILLAGE SHOPPING PARK, an Arkansas corporation (hereinafter called "Landlord"), and TWIN CITY BANK, an Arkansas chartered banking corporation, (hereinafter called "Tenant"), which provides as follows:

                       SECTION 1. GRANT OF LEASE AND TERM

     1.1 Landlord does hereby lease and demise unto Tenant that certain real property in the City of North Little Rock, Pulaski County, Arkansas, being a part of the LAKEWOOD VILLAGE SHOPPING CENTER, hereinafter referred to as the "Shopping Center", as shown in Exhibit "A" attached hereto with the property being leased identified as the cross-hatched area in Exhibit "A" attached hereto (hereinafter referred to as the "leased premises" or "premises") and containing approximately 44,140 square feet, such description being subject to amendment as set forth in Paragraph 5.3 hereof. This Lease shall be for a term of ten (10) years (the "Initial Term") to begin on the "Commencement Date" as defined in
Section 5.8 hereof.

                          SECTION 2. OPTIONS TO EXTEND

     2.1 Landlord hereby grants to tenant two (2) separate but consecutive rights and option to extend this Lease for separate extension periods of ten
(10) years each immediately following the expiration of the Initial Term of this Lease.

     2.2 In order to exercise its option for the first extension period, Tenant shall (i) not then be in default under this Lease and (ii) shall give written notice to Landlord of its exercising of its option for the extension period not later than one hundred eighty (180) days prior to the expiration of the Initial Term of this Lease.

     2.3 In order to exercise its option for the second extension period, Tenant shall (i) not then be in default under this Lease; (ii) have exercised its first option hereof; and (iii) shall give written notice to Landlord of its exercising of

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its option for the second extension period not later than ninety (90) days prior to the expiration of the first extension period of this Lease.

     2.4 The extension periods shall be subject to and governed by the same identical terms, covenants and conditions of the Initial Term of this Lease except in respect to the termination date and for the rentals which are set forth in Section 3 hereof.

     If Tenant remains in possession of the premises after expiration of any lease term without executing a new lease or exercising its option to extend, such holding over shall be construed as a tenancy from month-to-month, subject to all covenants and conditions of this Lease. Upon such holding over, Tenant must vacate the premises within thirty (30) days after receiving written notice from Landlord to vacate.

                                 SECTION 3. RENT

     3.1 The Minimum Rent (herein so called) for this Lease during the Initial Term and extension periods shall be payable in monthly installments, with each installment payable in advance on or before the first day of each calendar month during the Initial Term and each extension period. The amount of Minimum Rent to be paid by Tenant to Landlord shall be pursuant to the following:

          (a) for the Initial Term, monthly rental shall be FIVE THOUSAND AND NO/100'S DOLLARS ($5,000.00);

          (b) for the first ten (10) year option extension term (provided Tenant timely exercises its option as provided above), the monthly rental shall be SIX THOUSAND TWO HUNDRED FIFTY AND NO/100'S DOLLARS ($6,250.00);

          (c) for the second ten (10) year option extension term (provided Tenant timely exercises its option as provided above), the monthly rental shall be SEVEN THOUSAND EIGHT HUNDRED TWELVE AND 50/100'S DOLLARS $(7,812.50).

     3.2 Each installment of rent shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement, and shall be payable to Landlord at the address below:

          Conservative Development Company
          2851 Lakewood Village Drive
          North Little Rock, AR 72116


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or at such other place as the Landlord may from time to time designate in writing.

     3.3 If the Commencement Date as defined herein is not on the first day of a calendar month, the Minimum Rent for the period between the Commencement Date and first day of the next succeeding calendar month shall be apportioned at the monthly rental set forth above, and the amount so apportioned shall be payable on the Commencement Date. Likewise, the Minimum Rent for the period between the first day of the last calendar month during the term and ending date of the Lease shall be apportioned at the then current monthly Minimum Rent.

     3.4 For purposes hereof, the term "rent" or "rental" shall mean collectively the Minimum Rent and all other sums required to be paid by Tenant hereunder.

                            SECTION 4. FORCE MAJEURE

     4.1 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and therefore shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of the respective party, provided, however, the Landlord's or Tenant's liability of responsibility shall only be excused for the number of days resulting from such delay. Notwithstanding the foregoing, in no event shall this Section 4 excuse or delay Tenant's obligation to timely pay any rentals required hereunder.

                             SECTION 5. IMPROVEMENTS

     5.1 Following the waiver of all Tenant's rights to terminate this Lease, the Tenant agrees to construct on the leased premises a Bank Building with drive through teller service facilities (the "Approved Business") in accordance with the prototype plans and specifications (the "Plans") forwarded to Landlord and incorporated by reference. The Approved Business will be constructed pursuant to the construction contract entered into by Tenant with a reputable and bondable general construction contractor ("Contractor"); provided, however, if the Contractor shall use union employees on the job it will be subject to the approval of Landlord. Tenant covenants and agrees to pursue construction of the Approved Business to its completion with all reasonable diligence subject to extension for any event of Force Majeure as provided in Section 4 hereof. The Approved Business


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shall be constructed in a good and workmanlike manner in compliance with all applicable permits, authorizations, building codes, and all other applicable laws, ordinances, rules and regulations of any governmental authorities having jurisdiction. The Approved Business shall be the building described in the Plans and no material alterations of the height and architectural design of the Approved Business or signage shall be made without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the leased premises, for any claim for labor or material or for any other charge or expense incurred in the construction of the Approved Business or any change, alteration, or addition thereto, or any replacement or substitution therefor, nor to render the Landlord's interest in the leased premises liable to any lien or right of lien for any labor or material and Tenant shall in no manner be considered as the agent of Landlord in the construction, erection, or operation of the Approved Business or any replacement or substitution therefor. If any involuntary liens for labor and materials supplied or claimed to have been supplied to the leased premises shall be filed, Tenant shall promptly pay or bond such liens to Landlord's reasonable satisfaction or otherwise obtain the release or discharge thereof and Tenant shall indemnify and hold Landlord harmless from the payment thereof.

     5.2 Landlord, including its agents, employees and architects, if any, shall not be liable to Tenant or any other party for any loss, claim, or demand asserted on account of Landlord's exercise of its rights and duties hereunder, or any failure or defect in such exercise. No approval of designs, site plans, plans, specifications, or other matters shall ever be construed as representing or implying that such designs, site plans, plans, specifications, or other matters will, if followed, result in a properly designed Approved Business or other improvements constructed in addition to or as substitute or replacement for the Approved Business. Such approval shall in no event be construed as representing or guaranteeing that any improvements will be built in a workmanlike manner, nor shall such approvals relieve Tenant of its obligation to construct the Approved Business in a workmanlike manner as provided in Section
5.1 above. Tenant will hold Landlord harmless and will indemnify Landlord from and against any suits, actions, or causes of action for injuries to persons or property for design or construction failures arising out of Landlord's approval of any designs, site plans, plans, specifications or other matters.

     5.3 Title to all improvements and all equipment, fixtures and machinery therein contained and all furniture and furnishings of Tenant therein erected, constructed, installed or placed shall be and remain in Tenant during the term of this Lease. Upon the


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expiration or termination of this Lease, title to all improvements and permanent fixtures then owned by Tenant situated on the leased premises shall automatically vest in Landlord and Tenant shall have no claim thereto. Provided however, Landlord may give Tenant written notice of Landlord's disclaimer of said improvements within thirty (30) days of the expiration of termination of this Lease in which event Tenant shall have sixty (60) days from said expiration or termination in which to remove all such improvements and fixtures from the leased premises and restore same to even ground level. Upon expiration or termination of this Lease, Tenant shall promptly remove all items of personal property, machinery and equipment from the leased premises to the extent such removal does not cause damage to the Approved Business, Tenant, at its sole cost and expense, shall promptly repair any damage caused by such removal. If Tenant fails to remove such items of personal property within thirty (30) days following the expiration or termination of this Lease, title to such items of personal property shall vest in Landlord and Tenant shall have no further claim thereto.

     5.4 Tenant shall have the right, from time to time, to make additions, alterations and changes in or to the Approved Business, provided Tenant is not then in default of the Lease and Tenant fully complies with all of the following provisions:

     (a) No structural alterations of the Approved Business or signage shall be commenced except after receipt of Landlord's written approval thereof, which shall not be unreasonably withheld or delayed;

     (b) Without the consent of Landlord (not to be unreasonably withheld or delayed), no alterations of any kind shall be made which would (i) impair the structural soundness of the Approved Business, (ii) decrease the gross area of the building, except as may be required by governmental regulations, or (iii) modify the function as an operation of the Approved Business;

     (c) No alterations shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all governmental authorities having jurisdiction; provided, however, if the general contractor performing such work shall use union employees on the job, then the general contractor shall be subject to the approval of Landlord;

     (d) No alterations in excess of $25,000 shall be made except in substantial accordance with detailed plans and specifications prepared by Tenant and approved in writing by Landlord which consent shall not be unreasonably withheld or delayed;


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     (e)  Any alterations shall be made within a reasonable time (delay by force majeure as provided in Section 4 excepted) in a good and workmanlike manner, and in compliance with all applicable permits, authorizations, building codes, and all other applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction;

     (f) If any involuntary liens for labor and materials supplied or claimed to have been supplied to the premises shall be filed, Tenant shall promptly pay or bond such liens to Landlord's reasonable satisfaction or otherwise obtain the release and discharge thereof within thirty
          (30) days from the filing of same;

     (g) As to those portions requiring Landlord's approval, Tenant shall obtain and maintain in existence such insurance as Landlord may reasonably require with regard to the alterations; and

     5.5 Tenant acknowledges and agrees that utility lines including water, sewer, gas and electric and phone service have been provided to a boundary line of the leased premises. Landlord makes no warranty express or implied as to the adequacy or suitability of said utility lines for use by Tenant in the operation of Tenant's business. In the event Tenant determines that said utility lines are not adequate or suitable for use in the operation of Tenant's business, Tenant at its sole cost and expense and with Landlord's prior consent shall pay for any and all improvements or upgrades to such lines. In no event shall any work to improve or upgrade such lines unreasonably interrupt or interfere with any other tenants' operations in the Shopping Center.

     5.6 The improvements referred to in Paragraph 5.1 above shall not be deemed to include any machinery, equipment, trade fixtures, sign faces and cabinets, furniture, furnishings, decorations, restaurant equipment, shelving, showcases, mirrors, pictures, art objects, antique items, decorative light fixtures, mantles, and stained glass windows, cameras, VCRs, infrared alarms, ATM machine. ATM facility, teller pedistals, undercounter storage units, vaults, alarm boxes, safe deposit drawers, night deposit drawers or other similar items of personalty which may be installed, located or placed in the building by Tenant (whether "attached" to the building or not), and such items may be removed by Tenant from time to time in Tenant's sole discretion during


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this Lease and for a period of thirty (30) days after termination of this
Lease, provided however. Tenant shall repair all damages to the premises resulting from or caused by the removal of such items and any such repairs shall insure that the premises is left in a weather tight condition. Tenant may finance or refinance all or any part of its machinery, equipment, trade fixtures, signs, and other items listed above and in connection therewith may grant security interests in and liens upon such items, provided that Tenant shall not grant or place any liens upon the realty comprising the leased premises or Landlord's interests therein. Landlord hereby expressly waives any liens, constitutional, statutory or otherwise, which Landlord may have with respect to any such items, and Landlord will execute and deliver or cause to be executed and delivered such evidence of this waiver of lien as Tenant's equipment lender or lessor may request from time to time.

     5.7 The parties hereto agree that this Lease is entirely contingent upon the leased premises being suitable for the Approved Business Tenant intends to construct upon the leased premises. Consequently, notwithstanding anything to the contrary herein set forth, this Lease shall be null and void and neither party shall be under any obligation or liability one to the other in the event the Tenant in its reasonable business judgment determines that for economic reasons the premises are not suitable for its Approved Business and/or that it cannot obtain all permits necessary to construct and operate its intended Approved Business, such permits and approvals specifically including, but not limited to, sign permits, access points, and building construction permits. Tenant shall submit for its building permit within forty-five (45) days after execution of this Lease.

     Tenant shall have ninety (90) days from the date of the mutual execution of this Agreement in order to make the inspections deemed necessary by Tenant and to give written notice to Landlord that it has determined that the premises are not suitable for its Approved Business and/or that the necessary permits are not obtainable and in such event this Lease shall terminate and neither party shall have any liability to the other. Tenant's failure to give written notice within such ninety (90) days shall be deemed a waiver of this condition precedent and all other inspections and contingencies with regard to the leased premises pursuant to Paragraph 5.8. As a part of Tenant's inspection, Tenant and its consultants shall be permitted to come upon the leased premises to perform soil tests, inspections, and other studies, to be used by Tenant in determining feasibility of construction and to determine the environmental conditions of the premises and existing improvements. Tenant shall restore the premises to its condition prior to any such tests, and shall indemnify and hold Landlord


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harmless from any liabilities, costs and expenses arising from Tenant's inspections, including, without limitation, liens that may arise as a result thereof.

     5.8 If this Lease is not terminated as provided in Paragraph 5.7 above, Tenant shall enter the premises and commence the construction of its improvements, and the rental hereunder shall commence upon the earlier of:

          (a) the date Tenant first opens for business to the public in the permanent bank building on the premises; or

          (b) Three hundred sixty-five (365) days from May 1, 2000, the date Tenant took possession of the premises.

     The date which is applicable for the payment of rental pursuant to the foregoing shall be the "Commencement Date".

     5.9 Tenant and persons, firms or corporations involved in the erection of the Approved Business contemplated herein and Tenant's subtenants, employees, agents, servants, patrons, and suppliers may enter upon and work in and on the leased premises during the period prior to the Commencement Date, and all covenants and conditions of this Lease shall be applicable except those pertaining to rental and taxes; no rental or other monetary payments being reserved or charged for such period prior to the Commencement Date. Tenant shall hold Landlord harmless from any lien or claims for liens as a result of Tenant's actions during such period prior to the Commencement Date.

             SECTION 6. STATE OF THE TITLE, ZONING AND RESTRICTIONS

     Landlord hereby warrants and represents to Tenant as follows:

     6.1 Landlord is owner of the leased premises and authorized to execute this Lease and that the leased premises are zoned by the appropriate governmental agency to permit the construction and operation of the Approved Business.

     6.2 No person other than Landlord has the right to lease the leased premises.

     6.3 Landlord agrees that it has not and will not hereafter enter into or consent to any restrictive covenant or similar agreement substantially or materially affecting Tenant's use of the leased premises.


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                            SECTION 7. USE BY TENANT

     7.1 The leased premises shall be used for the operation of a Twin City Bank branch banking facility. Tenant shall not commit waste on the leased premises, shall not maintain, commit or permit the maintenance or commission of any nuisance on the leased premises, or use the premises for illegal purposes. Tenant shall conform to all applicable laws and ordinances respecting the use and occupancy of the leased premises. Neither Tenant nor any party operating in the premises by or through Tenant shall use or operate in the premises or permit any other party to use or operate in the premises in any manner which shall violate any exclusive right granted by Landlord to any other tenant in the Shopping Center or which shall materially and unreasonably interfere with any other tenant's business operations in the Shopping Center.

     7.2 Tenant shall maintain its windows in a neat and clean condition, shall keep sidewalks on the premises clean and free from rubbish, and shall arrange for the regular pick up of trash and garbage if such service is not provided by the City or County in which the leased premises are located. Tenant shall not permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist about the premises, so long as this Lease is in effect and during any extension thereof. Trash and garbage dumpsters shall be screened from view.

     7.3 During the Initial Term of this Lease and any option extension term thereafter, Tenant shall in good faith continuously conduct and carry out in the entire leased premises the type of business described in Section 7.2 above except for periods resulting from fire or other casualty, or reasonable periods for repairs and alterations, all such repairs and alterations to be diligently pursued to completion. If Tenant discontinues the operation of its business or vacates the leased premises for any continuous two (2) month period (other than as a result of fire or other casualty, for substantial restoration or alteration, such restoration, alterations or repairs to be diligently pursued to completion), Landlord may terminate this Lease and repossess the leased premises. Upon repossession, this Lease will terminate and neither party shall have any further obligation to the other except for the following:

          Tenant shall forfeit all of Tenant's permanent improvements to the leased premises, but may remove its furniture, fixtures, equipment and all signs provided that any resulting damage therefrom shall be promptly repaired by Tenant.


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    SECTION 8. MAINTENANCE, REPAIRS AND UTILITIES AND COMMON AREA MAINTENANCE

     8.1 Tenant shall keep and maintain at its sole cost and expense the interior and exterior of all improvements placed on the leased premises including without limitation all structural maintenance, all nonstructural, exterior and interior maintenance, all mechanical, electrical, plumbing, sprinkler, HVAC system, landscaping, parking areas and parking area lighting, in good repair subject to normal wear and tear. Tenant shall have the duty to maintain, sweep, paint and stripe, patch and repair the paving of all parking areas on the leased premises.

     8.2 Tenant shall, at its own cost and expense, pay directly all charges when due for water, gas, electricity, heat, sewer rentals or charges and any other utility charges incurred by Tenant in the construction and the use of the premises. Unless caused by Landlord's negligence or misconduct, Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage or other interference with service involving water, heat, gas, electric current for light and power, telephone or any other utility service.

     8.3 Landlord and its agents and other representatives shall have the right to enter into and upon the leased premises or any part thereof at all reasonable hours for the purpose of examining the same. Further, upon Tenant's failure, neglect or default in the payment of any charges when due for water, gas, electricity, heat, sewer rentals or other utility charges relating to the construction and/or use of the premises, Landlord shall have the right to cause the same to be paid and such costs and expenses with interest thereon at the maximum rate allowed under applicable law shall be repaid by Tenant to Landlord and shall constitute additional rental hereunder.

     8.4 The Common Area is defined to mean that part of the Shopping Center intended for the common use of all lessees, including, but not limited to, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, drinking fountains, meeting rooms and public rest rooms. Landlord reserves the right to change from time to time the dimensions and location of the Common Area. Landlord agrees to maintain the Common Area in a good, clean manner as generally accepted in the maintenance of similar shopping centers in the area where the Shopping Center is located. The maintenance, repair and replacement of the Common Area shall be within the sole and absolute control of Landlord. Tenant agrees to pay to Landlord, as set forth below, for the repair, operation and maintenance of the Common Area (including, among other costs,


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those for lighting, painting, cleaning, policing, inspecting, repairing and replacing) which may be incurred by Landlord, in its discretion, including a reasonable allowance for Lessor's overhead costs and for depreciation of maintenance equipment and for costs of property, casualty and liability insurance. Tenant agrees to pay as Additional Rent during the Initial Term of this Lease and any option extension term thereof Common Area costs which shall be based upon $.50 per square foot of space for a building consisting of approximately 4,644 square feet which initially computes to $2,322.00 per annum payable in the amount of $193.50 on the first day of each month for the first Lease Year and which shall be increased from time to time but not by more than two percent (2%) for any succeeding calendar year (except no maximum increase shall be applicable with respect to taxes and insurance). Upon a final determination of such costs for the preceding Lease year, Landlord shall advise Tenant of the actual amount of such costs. If the actual costs exceed the amount estimated, Tenant shall immediately pay to Landlord the balance due; if the actual costs are less than the amount estimated, then the monthly installments for the remaining months in the current Lease Year shall be equally reduced by the difference. All sums required to be paid by Tenant for Common Area maintenance shall be deemed a part of the Rental payable hereunder.

                      SECTION 9. ASSIGNMENT AND SUBLETTING

     9.1 Tenant shall have the right to assign or sublease the leased premises to any corporation controlling, controlled by or under common control with Tenant, to any corporation with which Tenant merges or consolidates, or to any person or entity acquiring all or substantially all of the assets of Tenant provided however such assignee or sublessee's business is reasonably similar to that of Tenant and that such assignee or sublessee's business shall not violate any exclusive right granted by Landlord to any other tenant in the Shopping Center. Any other assignment or subletting of this Lease or leased premises by Tenant shall require the prior written consent of Landlord. Tenant shall not mortgage, encumber, pledge or collaterally assign the leased premises, the leasehold estate created hereunder, or any interest of Tenant therein without the prior written consent of Landlord. Notwithstanding anything to the contrary above, Tenant shall remain liable for the performance of all obligations and payment of rents following any such assignment or subletting provided that it shall be furnished a copy of any notice of default contemporaneously with the issuance thereof to the existing tenant.


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                          SECTION 10. SIGN AND DISPLAYS

     10.1 Subject to Landlord's written approval of Tenant's Plans and provided appropriate governmental approvals shall be obtained by Tenant, Tenant shall have the right at its own cost and expense to erect and maintain a 4' x 8' freestanding entrance sign at the Shopping Center entrance across from Heritage Park Circle at its cost and expense. Tenant may at its cost and expense, subject to Landlord's prior consent and upon receiving all appropriate governmental approvals, erect larger and/or additional signage located at the Shopping Center entrance across from Heritage Park Circle. Tenant may erect and maintain such other signage advertising its business on the interior or exterior of the building, provided however Landlord has approved such signage and it is in compliance with all applicable laws, rules and regulations. All signs erected by Tenant (upon written approval of Landlord) shall be in compliance with the applicable laws or within a non-conforming use exception allowed by law, and all such signs or sign faces and cabinets shall be removed by Tenant at any time during or within thirty (30) days after the expiration of this Lease, provided any resulting damage shall be promptly repaired by Tenant at its sole cost and expense.

                         SECTION 11. INSURANCE AND TAXES

     11.1 Tenant shall procure and maintain during the Initial Term of this Lease or any option extension term thereof fire, extended coverage including coverage for Landlord's loss of rents and such other casualty insurance as Landlord deems appropriate for the leased premises and any improvements thereon from an insurance carrier approved by Landlord. Tenant shall furnish to Landlord a certificate evidencing such coverage, which shall provide that the insurance policy shall not be canceled, modified or allowed to lapse without thirty (30) days prior written notice from the insurance carrier to Landlord. Tenant agrees to pay all premiums for such insurance on the leased premises building and improvements constructed on the leased premises for not less than one hundred percent (100%) of the full replacement value thereof. Tenant covenants to maintain sufficient liquidity to pay for replacement costs in excess of the one hundred percent (100%) of full replacement value. The proceeds of any such policy shall be paid and distributed as follows:

     (a) If the building is by damage or destruction rendered untenantable in whole or substantial part as defined in Section 12.1 hereof, and Tenant notifies Landlord in writing within thirty (30) days of such damage or destruction of its desire that the improvements be repaired or rebuilt, all such proceeds shall be paid to Tenant for use in repairing or rebuilding the building


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          and improvements. The rent shall not abate following such damage or destruction or at any time during the repair and rebuilding of the building and improvements. If Tenant does not give such notice within said thirty (30) days of such damage and destruction, this Lease shall automatically terminate and all such insurance proceeds from the loss of the building and permanent improvements including all proceeds for loss of rents shall be paid to Landlord.

     (b) If the building is not by the damage rendered untenantable in whole or substantial part as defined in Section 12.2 of this Lease, all of the proceeds shall be paid to Tenant, who shall use them in repairing and rebuilding. The rent shall not abate.

     11.2 Tenant shall carry, at Tenant's expense, liability insurance insuring Tenant and Landlord against all claims for personal injury, wrongful death and property damage caused by conditions or activities on the leased premises. Both Tenant and Landlord shall be carried as named insureds on all such policies of insurance. Such policy shall have a combined single limit of at least $1,000,000.00. Tenant shall furnish Landlord with appropriate certificates of insurance evidencing all insurance coverage required hereunder at least fifteen
(15) days prior to the expiration thereof.

     11.3 Tenant's obligation to carry any of the insurance provided herein may be fulfilled by coverage of a so-called "Blanket Policy" carried and maintained by Tenant, provided that the certificate of such insurance shall be delivered to the Landlord. Landlord shall be named as an additional insured, as its interests exists, on all such policies.

     11.4 Tenant agrees to pay before they become delinquent all real estate and personal property taxes and special assessments lawfully levied or assessed against the leased premises and contents thereof. For the lease years for which this Lease commences and terminates, the provisions of this Section shall apply and Tenant's liability for its proportionate share of any taxes and assessments for any such year shall be subject to a pro rata adjustment based on the number of days of any such year during which the terms of this Lease are in effect. Tenant shall furnish to Landlord evidence that such taxes have been paid upon Landlord's written request. Tenant may, in good faith, contest any such taxes provided it pays any and all taxes finally adjudicated against the leased premises.


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          SECTION 12. DAMAGE OF DESTRUCTION BY FIRE, WAR OR ACTS OF GOD

     12.1 If the building upon the leased premises is destroyed or substantially damaged by fire, acts of God, other casualty or peril covered by in fire and extended coverage insurance (including earthquake), or war ("war" included enemy aggression, civil riot or commotion, and insurrection) and shall require, in the Tenant's reasonable judgment, more than one hundred eighty (180) days to rebuild or repair such, Tenant may notify Landlord that it desires that the improvements be repaired and/or rebuilt, such notice to be given in writing within thirty
(30) days of such destruction or damage. If such notice is given, Tenant shall promptly proceed to carry out and accomplish such repair or rebuilding (taking into consideration the problems, difficulties and delays in obtaining the insurance proceeds), in accordance with plans and specifications approved by Landlord if materially different then those previously approved, and all insurance proceeds received or arising from such destruction or damage shall be paid to Tenant for use in such repair or rebuilding. The rent shall not abate at any time following such damage or destruction or during the repair or rebuilding of the improvements. If such notice of desire for repair and/or rebuilding is not given by Tenant within said thirty (30) days, this Lease shall terminate automatically and the rent shall abate from the date of such termination and any and all insurance proceeds from the loss of the building and improvements and loss of rents shall be paid to Landlord in accordance with the provisions of
Section 11.l, subparagraph (a).

     12.2 If the building may be repaired, in Tenant's reasonable judgment, within a ninety (90) day period following any damage, Tenant shall not have the option to terminate and Tenant shall proceed to repair and rebuild the damage without unreasonable delay, in accordance with plans and specifications approved by Landlord if materially different than those previously approved, taking into account the problems, difficulties and delays attending the obtaining of the proceeds of the insurance coverage which shall be paid to Tenant. Any approvals required by Landlord under this Section 12 shall not be unreasonably withheld or delayed.

                      SECTION 13. INDEMNIFICATION COVENANTS

     13.1 Landlord shall not be liable for, and Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs or expense,


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

including attorney's fees, arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants or employees or arising from any accident, injury or damage whosoever and by whomsoever caused, to any person or property, occurring in the premises or any part thereof, unless such accident, injury or damage shall arise from the negligence of contractors, licensees, agents, servants or employees of Landlord.

     Except for the negligence of Tenant, its agents or employees, Tenant shall not be liable for any damage or injury to any property or persons which might occur on property owned or leased by Landlord near the leased premises of the adjacent Landlord's Shopping Center, if any. The Landlord hereby agrees to indemnify, defend and hold harmless Tenant from any claim, liability or damages incurred by Tenant which are in any way connected to such Shopping Center or other property owned or leased by Landlord except for liabilities indemnified by Tenant above. In the event of foreclosure or deed in lieu thereof with respect to the Shopping Center, Tenant agrees that the foregoing indemnity shall in no event impose any liability whatsoever on the mortgagee or any successful bidder at such foreclosure and such indemnity is being given solely by Landlord as to the period of time prior to foreclosure or deed in lieu thereof. Following such foreclosure or deed in lieu thereof, such successor owner shall assume the obligations hereof beginning at the time it succeeds to the interest of the Landlord.

                        SECTION 14. WAIVER OF SUBROGATION

     14.1 Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto through subrogation or otherwise) any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees, for any loss or damage that may occur to the leased premises or any improvements thereto or the shopping center in which the leased premises is located or any improvement or any personal property therein, by reason of fire, the elements or any other cause, which are or could be insured against by the terms of a standard fire and extended coverage insurance policy, regardless of the cause or origin of the damage involved, including negligence of the other party hereto, its agents, officers, or employees and regardless of the amount of the deductible. This release shall not be limited to the liability of the parties to each other. It shall also apply to any liability to any person claiming through or under the parties pursuant to a right of subrogation or otherwise. This release shall apply even if the loss or damage shall have been caused by the fault or negligence of Tenant or Landlord or any person for whom Tenant or Landlord


LEASE
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

may be responsible. Each party shall cause its policies with its insurers to provide for the waiver of subrogation as set forth herein.

                     SECTION 15. LANDLORD'S RIGHT TO INSPECT

     15.1 Landlord expressly reserves the right to enter the premises at reasonable times during business hours and in a manner so as not to disturb Tenant's business to inspect or examine the improvements.

                            SECTION 16. SUBORDINATION

     16.1 This Lease shall be subject and subordinate at all times to the lien of any Deed of Trust or Mortgages now on the premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any Deed of Trust or Mortgage or Mortgages which at any time may hereafter be made a lien upon the premises by Landlord provided, however, that such subjection and subordination is upon the express condition that this Lease shall be recognized by the mortgagee and that all the rights of the Tenant shall remain in full force and effect during the full term of this Lease on condition that the Tenant shall not be in default pursuant to the terms of this Lease and further provided that in the event of foreclosure or deed in lieu thereof or any enforcement of any such mortgage, the right of the Tenant hereunder shall expressly survive and this Lease shall in all respects continue in full force and effect. Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such instruments shall carry the conditions and provisions set forth above.

                       SECTION 17. DEFAULT AND BANKRUPTCY

     17.1 The following shall be deemed events of default of Tenant under this
Lease:

     (a) The failure of Tenant to pay when due the Minimum Rent, the Percentage Rent, or any other Rental or any other sum due under this Lease, and such failure continues for a period of seven (7) days after receipt of written notice of default from Landlord to Tenant;

     (b) The failure of Tenant to perform any term, condition, covenant or agreement of this Lease, except those described in subparagraph (a) above, and the continuation of such failure for a period of thirty


LEASE
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          (30) days after written notice thereof from Landlord to Tenant, unless
          Tenant has commenced to cure default and continues with diligence to complete it;

     (c) The taking of Tenant's interest in this Lease or the leased premises or any part thereof upon execution or by other process of law directed against Tenant, or the taking upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof;

     (d)  Tenant's financial difficulties as evidenced:

          (i) By its admitting in writing its inability to pay its debts generally as they become due; or

          (ii) By its filing or having filed against it a petition under the United States Bankruptcy Code (as now existing or in the future amended) or any similar state insolvency statute and Tenant's failure to remove such within sixty (60) days; or

          (iii) By its making an assignment of all or a substantial part of its property for the benefit of its creditors; or

          (iv) By its seeking or consenting to or acquiescing in the appointment of a receiver or a trustee for all or a substantial part of its property or of the leased premises or of its interest in this Lease; or

          (v)  By its admitting or being adjudicated a bankrupt or insolvent; or

          (vi) By the entry of any court order appointing a receiver or trustee for all or a substantial part of its property; approving a petition filed against it for a reorganization pursuant to the United States Bankruptcy Code or any similar state insolvency statute; or in any other way effecting the modification or alteration of the rights of creditors.

     17.2

     (a) In the event of any default by Tenant, Landlord may, at its option, then or at any time thereafter while such default shall continue:


LEASE
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

          (i) Terminate this Lease at once or on any later date specified in a notice and immediately reenter and take possession of the leased premises, including all improvements thereon and fixtures, equipment and personal property located in or about the leased premises;

          (ii) With or without demand or notice, and with or without legal process, reenter and take possession of the leased premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant, and those claiming through Tenant, and remove the effects of both or either (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rentals or preceding breach of covenant. Should Landlord elect to reenter as provided herein, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may terminate this Lease, or from time to time, without terminating this Lease, relet the premises or any part thereof for such term or terms as such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make reasonable alterations and repairs to the leased premises. Landlord shall make reasonable efforts to relet and mitigate its damages. No such reentry or taking of possession of the premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

     (b) In the event Landlord terminates this Lease, Tenant shall pay the Rentals and other sums due prior to the time of such termination. At any time after such termination, Tenant shall pay to Landlord on demand as liquidated final damages an amount computed as the present value (discounted at 10%) of the difference between: (i) the Minimum Rent, from the date of such termination for what would be the then expired term of this Lease if same remained in effect; and (ii) the then fair net (gross rents less Landlord's expenses) rental value of the premises for the same period.

               If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to


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

          an amount less than the amount agreed upon hereinabove, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

     (c) In the event Landlord terminates Tenant's possession of the premises without terminating this Lease, Landlord shall receive all proceeds and rents accruing from any reletting of the premises and shall apply such proceeds to the payment of all such amounts as may be due or may become due under the provisions of this Lease; and the balance remaining after payment of reasonable costs and expenses of reletting, if any, at the expiration of the full term of this Lease or upon the sooner termination thereof shall be paid over to Tenant. If the amounts so received by Landlord under the provisions of this Section
          17.2 are insufficient to pay amounts due and becoming due hereunder, Tenant shall pay to Landlord upon demand by Landlord such deficiency as may from time to time exist.

     17.3 If Landlord should default or fail to perform any covenant, agreement, undertaking or obligation imposed upon it in this Lease, and such default shall continue for a period of thirty (30) days after service of written notice thereof upon Landlord by Tenant, Tenant may, at its option, upon ten (10) additional days' notice served upon Landlord, perform such covenant, agreement, undertaking or obligation for and on behalf of Landlord, and may have and possess and be entitled to assert all rights and remedies for such default as may then be afforded by applicable statutory or common law to enforce the lease terms, seek damages or both, or reduce its rental by such amount.

                            SECTION 18. CONDEMNATION

     18.1 In the event the leased premises or any part thereof shall be condemned (which shall include any taking of public or quasi-public use under any statute, or by right of eminent domain, or by sale under threat of eminent domain), the interests of Landlord and Tenant in the award or consideration for such transfer and the effect of the taking or transfer of this Lease shall be as follows:

     (a) All damages (or settlement in lieu thereof) awarded for any such taking under the power of eminent domain, whether for the whole or part of the leased premises shall be prorated between the Landlord and the Tenant in the following manner. That portion of the award which is reasonably attributable to the land shall belong to Landlord. Landlord shall not be entitled to any award made to Tenant or any party claiming through Tenant for or


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

     reasonably attributable to loss of or damage to Tenant's or the party claiming through Tenant's trade fixtures, and removal of personal property or for damages for cessation and interruption of Tenant's or the party claiming through Tenant's business. That portion of the award which is reasonably attributable to the building and improvements shall be apportioned between Landlord and Tenant in the following manner:

YEAR OF TAKING (DURING TERM OR EXTENSION)   TENANT   LANDLORD
-----------------------------------------   ------   --------
                     1                       100%        0%
                     2                        95%        5%
                     3                        90%       10%
                     4                        85%       15%
                     5                        80%       20%
                     6                        75%       25%
                     7                        70%       30%
                     8                        65%       35%
                     9                        60%       40%
                    10                        55%       45%
                    11                        50%       50%
                    12                        45%       55%
                    13                        40%       60%
                    14                        35%       65%
                    15                        30%       70%
                    16                        25%       75%
                    17                        20%       80%
                    18                        15%       85%
                    19                        10%       90%
                    20                         5%       95%


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     (b) If the entirety of the leased premises shall be condemned, this Lease shall terminate, provided, however, that such termination shall be without prejudice to the respective interests of Landlord and Tenant in the condemnation award or proceeds in lieu thereof as set forth herein.

     (c) In the event of a partial taking, or purchase of all or part of the leased premises or the Shopping Center in lieu of condemnation, and if Tenant should If the entirety of the leased premises shall he determine in its reasonable business judgment that it cannot carry on a satisfactory business because of said condemnation, then Tenant shall upon sixty (60) days written notice to Landlord, have the option to cancel this Lease. If, however, Tenant does not cancel this Lease then this Lease shall, as to the part taken, terminate as of the date possession of such part is taken and the rent shall be reduced in the same proportion that the value of the portion of the premises taken (less any additions to the premises by reconstruction) bears to the value of the total area of the premises. Tenant shall utilize its share or any condemnation award (as allocated above) solely for the repairs or alterations to the building so as to restore the portion of the building or other areas not taken as a complete architectural unit and the remaining premises as a complete merchandising unit. Landlord shall have no duty to make payments to Tenant for any sums in excess of condemnation proceeds allocated to Tenant in accordance with the foregoing. If repairs or alterations are required to make the Shopping Center (exclusive of the leased premises) a complete architectural unit, Landlord shall utilize its share of any condemnation award for timely repairs or alterations to the Shopping Center so as to restore the Shopping Center as a complete architectural unit and operating Shopping Center.

                 SECTION 19. ACCESS EASEMENT AND USE OF PROPERTY

     19.1 Landlord hereby grants to Tenant during the Initial Term of this Lease and any option extension terms hereof a nonexclusive easement and license to use without charge existing and future parking facilities, drive aisles and access drives in and to the Shopping Center and as are arranged from time to time. Such non-exclusive easement and license shall be for the purpose of foot and vehicular ingress and egress, and for parking of motor vehicles of the customers, suppliers, licensees, agents, employees and business invitees of Tenant. Tenant shall have the right of exclusive parking for Tenant's customers and invitees on the leased premises. Tenant may post the leased premises as being for Tenant's exclusive parking and may tow away any


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

unauthorized vehicles in such area. Landlord shall have the right to designate from time to time Tenant's employees parking area if same is not within the leased premises. Landlord shall at all times maintain or cause to be maintained in good condition and repair the hard surface paving constructed on the Shopping Center and insure that ingress and egress to the leased premises shall not be impeded or substantially altered from the current access through the Shopping Center drive aisles. Landlord shall not alter or close the existing entrances to the Shopping Center nor reduce the parking areas in violation of applicable zoning regulations.

                 SECTION 20. MECHANICS' AND MATERIALMEN'S LIENS

     20.1 Tenant covenants and agrees with Landlord that from and after the date of execution hereof, Tenant will keep the leased premises free and clear of any and all mechanics' and/or materialmen's liens on account of any construction, repair, alteration or improvements which Tenant shall by virtue of the conduct or alleged conduct of Tenant, and in the event that Tenant will cause the same to be removed as against the leased premises, Tenant will cause the same to be removed as against the leased premises by posting of the necessary bond or indemnification within thirty (30) days from and after such time as said lien shall have attached to, or be asserted upon or against the leased premises. Tenant shall indemnify and hold harmless the Landlord from any and all losses or expenses arising from the discharge of any such lien that shall attach to the leased premises.

                        SECTION 21. ENVIRONMENTAL MATTERS

     21.1 Landlord and Tenant agree to the following with respect to environmental matters.

     (a) Landlord's Representations and Warranties. Landlord represents and warrants to Tenant that, to Landlord's knowledge, after due inquiry,
          (a) no Hazardous Substances, including without limitation, asbestos-containing materials and electrical transformers or ballasts containing PCBs, are present, or were installed, exposed, released or discharged in, on or under the leased premises at any time during or prior to Landlord's ownership thereof, and no prior owner or occupant of the leased premises has used Hazardous Substances, (b) no storage tanks for gasoline or any other substance are or were located on the leased premises at any time during or prior to Landlord's ownership thereof, and (c) the leased premises and the


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

          improvements have been used and operated in compliance with all applicable local, state and federal laws, ordinances, rules, regulations and orders, and Landlord has all permits and authorizations required for the use and operation of the leased premises.

     (b) Covenants. Tenant shall at all times comply with applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances. Tenant shall at its own expense maintain in effect any permits, licenses or other governmental approvals, if any, required for Tenant's use of the premises. Tenant shall make all disclosures required of Tenant by any such laws, ordinances and regulations, and shall comply with all orders, with respect to Tenant's use of the premises, issued by any governmental authority having jurisdiction over the premises and take all action required of such governmental authorities to bring the Tenant's activities on the premises into compliance with all laws, rules, regulations and ordinances relating to Hazardous Substances and affecting the premises. Landlord shall make all disclosures required of Landlord by any such laws, ordinances and regulations, and shall comply with all orders issued by any governmental authority having jurisdiction over the premises and take all action required of such governmental authorities to bring the leased premises into compliance with all laws, rules, regulations and ordinances relating to Hazardous Substances and affecting the leased premises.

     (c) Notices. If at any time Tenant or Landlord shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the leased premises, such party shall, immediately upon discovering the release or the presence or suspected presence of the Hazardous Substance, give written notice of that condition to the other party. In addition, the party first learning of the release or presence of a Hazardous Substance on or beneath the premises, shall immediately notify the other party in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substance laws, (ii) any claim made or threatened by any person against Landlord, Tenant, the premises and improvements arising out of or resulting from any Hazardous Substances, and (iii) any reports made to any local, state, or federal environmental agency arising out of or in connection with any Hazardous Substance.


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     (d)  Indemnity. Landlord shall indemnify, defend (by counsel acceptable to
          Tenant), protect, and hold harmless Tenant and each of Tenant's partners, directors, officers, employees, agents, attorneys, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney's fees, consultants' fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the premises, the improvements or any discharge or release in or from the premises, the improvements of any Hazardous Substance, except to the extent that any such presence, discharge, or release is caused by Tenant's activities on the premises, or (ii) Landlord's failure to comply with any Hazardous Substance law unless such failure is caused by the activities of Tenant. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold harmless Landlord, and each of Landlord's partners, directors, officers, employees, agents attorneys, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney's fees, consultants' fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the premises, the improvements or any discharge or release in or from the premises, the improvements of any Hazardous Substance but only to the extent that any such presence, discharge, or release is caused by Tenant's activities on the premises, or (ii) Tenant's failure to comply with any Hazardous substance law, to the extent that compliance is required on account of Tenant's activities on the premises and not to the extent that compliance is required solely because Tenant, as the occupant of the premises, is held accountable for Hazardous Substances on, in, under, or about the leased premises, or released from the leased premises which are not caused by or released by Tenant. The indemnity obligation created hereunder shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any site investigation, and any and all costs for repair, cleanup, detoxification or decontamination, or other remedial action of the premises and improvements. The obligations of the parties hereunder shall survive the


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

          expiration or earlier termination of this Lease, and any extensions thereof.

     21.2 Hazardous Substances. As used in this Agreement, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law.

     21.3 In the event of foreclosure or deed in lieu thereof with respect to the Shopping Center, Tenant agrees that the representations in Section 21.1(a) above shall in no event impose any liability whatsoever to the mortgagee or any successful bidder at such foreclosure. Tenant shall confirm such agreement in a non-disturbance and subordination agreement with any mortgagee of the Shopping Center.

                            SECTION 22. MISCELLANOUES

     22.1 Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein, and that Tenant, so long as it is not in default of the Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease and any extension or renewal thereof.

     22.2 This lease and the covenants, agreements, restrictions and conditions herein contained shall bind, and the benefits and advantages hereof shall inure to the respective heirs, legal representatives, successors and assigns of the parties hereto.

     22.3 Whenever used the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. This instrument may be executed in counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

     22.4 Any notice required or permitted to be served under this Lease shall be served by delivery in person or by placing the same in the United States registered or certified mail, postage and costs prepaid, addressed to the other party at the address set forth below or at such other address as such party may designate by notice to the other in writing:

               Landlord:


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

          Mr. Richard H. Ashley
          President
          Conservative Development Company
          2851 Lakewood Village Drive
          North Little Rock, AR 72116

          With Copy To:

          Stuart W. Hankins, Esq.
          HANKINS, HICKS & BLAGG
          P.O. Box 5670
          North Little Rock, AR 72119

               Tenant

          Mr. Robert f. Birch, Jr.
          President
          Twin City Bank
          2925 Lakewood Village Drive
          North Little Rock, AR 72116

          Mr. Robert F. Birch, Jr.
          President
          Twin City Bank
          P.O. Box 16270
          North Little Rock, AR 72231

     22.5 Each party agrees that from time to time, upon not less than ten (10) days prior written notice by the other party, it will deliver to the other party a statement in writing certifying that:

     (a) The Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect).

     (b)  The dates to which rent and other charges have been paid.

     (c) The other party is not in default under any provisions of the Lease or if in default the nature thereof in default.

     (d)  Any such other Lease information as may reasonably be requested.


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     22.6 Each party agrees that it will, upon request of the other, execute and deliver a Memorandum of Lease in recordable form for the purpose of giving record notice of this Lease.

     22.7 Each party covenants and warrants to the other that no broker was used by either of them in this transaction and that no brokerage fee or commission is due or shall accrue by virtue of this transaction and each indemnifies and holds the other harmless from any claims arising out of the use of a broker in connection with this transaction.

     22.8 The execution by Tenant of this Lease and the delivery of the same shall constitute an offer, which shall automatically expire unless counterparts of the Lease duly executed by Landlord have been delivered to Tenant on or before ten (10) days following Tenant's execution hereof.

     22.9 For purposes of this Agreement, the "date of this Agreement" shall be deemed to be the latter of the dates of execution of this Agreement by Landlord and Tenant, such dates being inserted opposite the signatures of Landlord and Tenant. Such latter date shall be inserted in the preamble on page 1 of this Agreement.

     22.10 Notwithstanding any other provisions contained in this Lease, in the event the Lessee is closed or taken over by the banking authority of the State of Arkansas, or other bank supervisory authority, the Lessor may terminate this Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate this Lease. Provided, that in the event this Lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Term of this Lease shall in no event be in an amount exceeding the rent reserved by this Lease, without acceleration, for the year next succeeding the date of this surrender of the Premises to the Lessor, or the day of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the Lessee, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

                                        LANDLORD:

                                        CONSERVATIVE DEVELOPMENT COMPANY
                                        d/b/a LAKEWOOD VILLAGE SHOPPING PARK


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Date: 2/1/01                            By: /s/ Illegible
                                            ------------------------------------
                                        Title: President


                                        TENANT:

                                        TWIN CITY BANK


Date: 2-1-01                            By: /s/ Illegible
                                            ------------------------------------
                                        Title: President


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

                            (EXHIBIT "A" SITE PLAN)